Exhibit 99.1

FOR IMMEDIATE RELEASE

ARCHIE COMICS, GENIUS BRANDS PARTNER

TO LAUNCH COMIC BOOKS BASED ON

“STAN LEE UNIVERSE” OF CHARACTERS

Industry Icon, Originator and Executive Producer of “Batman” Films, Michael E. Uslan, to Lead Development of the “Stan Lee Universe”

Beverly Hills, CA – July 15, 2020: Following the recently announced ‘STAN LEE UNIVERSE,’ Genius Brands International “Genius Brands” (NASDAQ:GNUS) has entered into a ground-breaking comic book publishing agreement with Archie Comics (Archie, Betty & Veronica, Sabrina, Josie and the Pussycats, and more), to publish comic books/graphic novels based on the never-before-exploited IP of Stan Lee Universe.

“It is only fitting that the comic book roots of Stan Lee, which began with Marvel, give birth to the next generation of great Stan Lee properties. I have long felt that the greatest Stan Lee characters and stories have yet to be told, and the next Marvel has yet to be built. That is Stan Lee Universe,” said Genius Brands CEO and Chairman, Andy Heyward. “Archie Comics are everywhere.  You can’t go to a supermarket checkout stand and not see them, and soon that will be the same with Stan Lee Universe.  Under the leadership of Jon Goldwater, shows like Riverdale and The Chilling Adventures of Sabrina have become huge hits. Jon understands better than anyone the unique value of Stan Lee and his ideas. There is no better publishing partner than Archie to bring Stan Lee Universe comics to market.”

The initial property slated for publication as a comic book in partnership with Archie will be Superhero Kindergarten.

“I had the great pleasure of knowing Stan Lee and understanding his genius,” said Archie Comics CEO/Publisher Jon Goldwater. “Getting the chance to partner with Andy and Genius Brands to introduce an entire universe of Stan Lee ideas to the comic book and graphic novel marketplace is an opportunity we can’t pass up.”

Concurrent with the announcement of the Archie Comics publishing deal, Genius Brands is proud to announce that Michael E. Uslan will bring his decades of experience and expertise to advise and help mine the great IP in the Stan Lee Universe to build ongoing global branded franchises.  The treasure chest of post-Marvel Stan Lee IP will be guided by Uslan, whose input will cover all film and TV development and production under the banner.

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Uslan, who works with his son, David Uslan, is best known as the Originator and Executive Producer of the Batman movie series, starting with Tim Burton’s 1989 film, continuing through Christopher Nolan’s The Dark Knight Trilogy, Todd Phillips’s JOKER, and the upcoming The Batman in 2021. He also served as Executive Producer of Warner Bros. The Lego Movie (2014) and The Lego Movie 2: The Second Part (2019).

“Michael is the foremost expert today in comic book IP. Period.  He is the only person we ever considered to guide us through the process of building franchises under the banner of his idol, mentor, and friend, Stan Lee,” said Heyward.  “He was a close friend of Stan, and there is nobody more qualified to guide this creatively forward. Michael has stewarded some of the biggest and most successful hits from comic books through film, TV, and merchandising.”

 Michael Uslan stated,  “In my world, there is no bigger honor than to be entrusted to carry the mantle of Stan Lee forward.  This is taking the Olympic torch on the final leg up Mt. Olympus.   We look forward to bringing the most talented writers and artists in our field to the next generation of Stan Lee creations.”

Stan Lee Universe, a joint venture between Genius Brands and Stan Lee’s POW! Entertainment, managed by Genius, owns the worldwide rights, in perpetuity, to the name, physical likeness, physical signature, live-action and animated motion picture, television, online, digital, publishing, comic book, theme park, and merchandising/licensing rights from the repository of characters and IP created by Stan Lee drawn from over one hundred creations (post-Marvel Entertainment), including Tomorrow Men, Stringbean, Black Fury, Virus, Superhero Kindergarten, and many more. Genius Brands will develop seven new franchises per year, primarily targeted for families and kids.

The legendary Stan Lee was the Co-Creator of some of the most successful characters of all time, including Spider-Man, Iron Man, Black Panther, The Incredible Hulk, X-MEN, Thor,  Silver Surfer, Ant-Man, Nick Fury, and The Avengers.  As the editor and a creative force behind Marvel Comics for decades, which was sold to the Walt Disney Company for $4.4 billion, Stan Lee CO-CREATED franchises that continue to prove to be worth billions of dollars.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

About Archie Comics

Archie Comics is the leading mass market comic book publisher in the world and the home to a wide array of the most popular humor, action-adventure and superhero characters in entertainment, including Archie, Jughead, Betty and Veronica, Reggie, Kevin Keller, Josie and the Pussycats, Sabrina the Teenage Witch, Afterlife With Archie, the Dark Circle Comics superhero characters (The Black Hood, The Fox, The Shield, Sam Hill and more), Li'l Jinx and many more. Archie Comics have sold over 2 billion comics worldwide and are published around the world in a number of languages. In addition to comics, the Archie Comics characters are spotlighted weekly on The CW's Riverdale TV series and the Netflix series Chilling Adventures of Sabrina, and have been featured in animation, television, film and music. Follow Archie Comics on Twitter, Facebook, YouTube and the Archie Comics Store.

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About Michael E. Uslan

Michael Uslan and his partner, Benjamin Melniker, formed Batfilm Productions and optioned the movie rights to Batman in 1979. The first movie, 1989’s Batman, took home an Academy Award and a People’s Choice Award for best movie. The Dark Knight Trilogy includes two top-grossing movies in history: The Dark Knight (2008) was nominated for eight Academy Awards, winning two, with Heath Ledger winning the Academy Award, BAFTA, and Golden Globe, for Best Supporting Actor; and The Dark Knight Rises (2012).  And JOKER is the top-grossing R-rated movie of all time, nominated for 11 Academy Awards, winning Best Actor and Best Score; and winner of two Golden Globes, also for Best Actor and Best Score. Other movies in the franchise include Batman Returns (1992), Batman: Mask of the Phantasm (1993), Batman Forever (1995), and the Lego Batman Movie (2017), among many others.

Uslan has executive produced thirty animated Batman movies including Batman Beyond: Return of The Joker (2000), which won the Annie Award for Outstanding Achievement in Animation.   Uslan brought Stan Lee to DC Comics to create a series called ‘Just Imagine Stan Lee Creating’ which included Stan’s reimagined versions of Batman, Superman, Wonder Woman, Aquaman, Shazam, Flash, and Justice League.

Forward-Looking Statements:

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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